                                                                     EXHIBIT 5.1
                                                                     -----------

                       Wilson Sonsini Goodrich & Rosati
                            PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811
                                 WWW.WSGR.COM

PALO ALTO, CALIFORNIA                                          JOHN ARNOT WILSON
KIRKLAND, WASHINGTON                                                RETIRED
   AUSTIN, TEXAS

                                October 7, 1999


NetIQ Corporation
5410 Betsy Ross Drive
Santa Clara, California 95054

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on October 8, 1999 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,428,114 shares of your Common Stock, $0.001 par value (the "Shares"), of which 3,298,114 shares are reserved for future issuance under the Amended and Restated 1995 Stock Plan and 500,000 shares are reserved for future issuance under the Company's 1999 Employee Stock Purchase Plan. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati